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                                                                    EXHIBIT 11.1


                      CHAMPION COMMUNICATION SERVICES, INC.
                         EARNINGS PER SHARE COMPUTATIONS
                 For the years ended December 31, 1997 and 1996



                                                                     1997           1996
                                                                  ----------    -----------
                                                                         Unaudited
BASIC EARNINGS PER SHARE

Net income (loss) applicable to common stock                      $2,280,668    ($1,618,964)

Shares used in earnings per share computations                     6,103,412      5,084,146

Net income (loss) per weighted average common share               $     0.37    ($     0.32)
                                                                  ==========    ===========


DILUTED EARNINGS PER SHARE

Net income (loss) applicable to common stock                      $2,280,668    ($1,618,964)
                                                                  ----------    -----------

Shares used in earnings per share computation                      6,103,412      5,084,146

Net income (loss) per weighted average common share               $     0.37    ($     0.32)
                                                                  ==========    ===========



                        COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                                      COMPUTATIONS - BASIC

Outstanding common shares at beginning of period                   6,103,412      4,695,085

Weighted average common shares issued during period                       --        389,061
                                                                  ----------    -----------

Weighted average common shares used in earnings
   per share computation                                           6,103,412      5,084,146
                                                                  ==========    ===========




                        COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                                     COMPUTATIONS - DILUTED


Outstanding common shares at beginning of period                   6,103,412      4,695,085

Weighted average common shares issued during period                       --        389,061
                                                                  ----------    -----------

Weighted average common shares used in earnings
   per share computation                                           6,103,412      5,084,146
                                                                  ==========    ===========
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